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                                               Exhibit A-3
                                               ===========


Stock Pledge Agreement


                STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of
December   , 1995, made by NEW ENGLAND ELECTRIC SYSTEM, a Massachusetts voluntary association (the "Pledgor"), to _________________, as security agent (together with its successors in such capacity, the "Security Agent") for the ratable benefit of all holders from time to time of the Notes (as defined in the Note Agreement (defined below) (the "Secured Parties")).

R E C I T A L S

                A. The Pledgor is the legal and beneficial owner of 100% of the shares of the issued and outstanding capital stock of Narragansett Energy Resources Company, a Rhode Island corporation (the "Corporation"), which shares are described in Schedule I attached hereto (such shares, collectively, the "Pledged Shares").

                B. Ocean State Power, a Rhode Island general partnership, together with Ocean State Power II, a Rhode Island general partnership (together, the "Partnerships"), severally own and operate an approximately 500 megawatt gas-fired electric generating plant located in Burrillville, Rhode Island.

                C. The Corporation is a general partner of each of the Partnerships.

                D. The Corporation has entered into a Note Agreement, dated as of December 1, 1995 (as amended, modified or supplemented from time to time, the "Note Agreement"), with the purchaser(s) of the Notes (defined below). The Note Agreement provides for the Noteholders to purchase $32,000,000 in aggregate principal amount of secured promissory notes issued by the Corporation (the "Notes") subject to the terms and conditions set forth therein. The proceeds of such Notes are to be applied by the Corporation to the retirement of subordinated notes issued by the Corporation to pay fees and expenses incurred by the Corporation in connection with the sale of the Notes, to pay working capital expenses of the Corporation and to repay (in part) the outstanding principal balances under loans made by the Pledgor to the Corporation. to finance the Pledgor's equity interests in the Partnerships. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Note Agreement.

                E. The Noteholders are willing to enter into the Note Agreement upon the terms and conditions set forth therein, but only if the Pledgor shall make the pledges contemplated by this agreement.

                F. The Pledgor is willing to make the pledges requested and to enter into this Agreement so as to induce the Noteholders to enter into the Note Agreement.

                NOW, THEREFORE, in consideration of these premises and in order to induce the Noteholders to enter into the Note Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees as follows:

ARTICLE I

UNDERTAKINGS

                SECTION 1.1  Pledge.
                ___________________

                (a) The Pledgor hereby assigns, transfers, hypothecates and pledges to the Security Agent for the ratable benefit of the Secured Parties, as security for the timely and punctual (i) payment when due of any and all sums owing by the Corporation under the Note Agreement and the other Basic Documents, (ii) performance when due by the Corporation of all its obligations under the Note Agreement, the Notes and the other Basic Documents, and (iii) payment and performance when due of any and all sums and all obligations of the Pledgor hereunder (collectively, the "Obligations") and grants a first lien on, and prior perfected security interest in, all of the Pledgor's right, title and interest in, to and under the following, whether now owned or hereafter acquired (collectively, the "Pledged Collateral"):

                (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

                (ii) all additional shares of stock and other securities of the Corporation from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares and other securities, and all dividends, cash, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

provided that, for so long as no Event of Default shall have occurred and be continuing, the Pledged Collateral shall not include any dividends paid to the Pledgor in respect of the Pledged Collateral if otherwise permitted by the Basic Documents.

                (b) This Agreement and the grant of the security interest made hereby is for collateral purposes only, and neither the Security Agent nor the Secured Parties shall by virtue of this Agreement, by their receipt of dividends from the Corporation, or by their exercise of any rights hereunder, be deemed to have any liability for any Contractual Obligations of the Partnerships, the Corporation or the Pledgor.

                SECTION 1.2 Security for Obligations. This Agreement secures the payment and performance of all Obligations.

                SECTION 1.3 Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Security Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank. The Security Agent shall have the right, at any time, in its discretion, and without notice to the Pledgor, following the occurrence and continuance of an Event of Default, to transfer to or to register in the name of the Security Agent or any of its nominees any or all of the Pledged Collateral. In addition, the Security Agent shall have the right, at any time, in its discretion, without notice to the Pledgor, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                SECTION 1.4 Waiver. The Pledgor hereby waives diligence, presentment, demand of any kind, filing of claims with a court in the event of receivership or bankruptcy, protests of any kind, notices of any kind, and all setoffs and counterclaims, to the extent permitted by applicable law. Upon the occurrence and continuance of an Event of Default, the Security Agent may proceed directly and at once, without notice, against the Pledged Collateral to collect and recover the full amount or any portion of the Obligations so due and payable, without first proceeding against the Corporation or against any other security or collateral provided by the Corporation with respect to the Obligations.

                SECTION 1.5 Further Assurances. The Pledgor agrees that at any time and from time to time, at its expense, the Pledgor shall promptly execute and deliver all further instruments and documents (including, without limitation, any additional pledge agreement or security agreement), and take all further action that, in the opinion of the Required Holder(s), may be necessary or reasonably desirable in order to perfect and protect any security interest in the Pledged Collateral granted or purported to be granted hereby or to enable the Security Agent to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral or any part thereof.

                SECTION 1.6  Voting Rights; Dividends; Etc.

                (a) So long as no Event of Default shall have occurred and be continuing:

                       (i) the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Basic Documents; and

                       (ii) the Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral to the extent payment thereof is permitted by the terms of the Basic Documents.

                (b)  Upon the occurrence and continuance of an Event of
Default:

                       (i) all rights of the Pledgor to exercise the voting and other consensual rights which the Pledgor would otherwise be entitled to exercise pursuant to Section 1.6(a)(i) and to receive the dividends and interest payments which the Pledgor would otherwise be authorized to receive and retain pursuant to Section 1.6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Security Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments; and

                       (ii) all dividends which are received by the Pledgor contrary to the provisions of Section 1.6(b)(i) shall be received in trust for the benefit of the Security Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Security Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                SECTION 1.7 Limited Recourse. Except as provided in this Section, the obligations of the Pledgor hereunder shall be payable only from the income and proceeds from the Pledged Collateral, it being expressly understood that except as provided in the immediately succeeding proviso the obligations and liabilities of the Pledgor under this Agreement and any other related document, agreement or instrument, are solely nonrecourse obligations, provided, that nothing herein shall (i) be deemed to prevent recourse to or enforcement against the Pledged Collateral for all liabilities, obligations and undertakings contained in the Basic Documents (ii) be, or be deemed to be, a release or impairment of said obligations or any part thereof; (iii) limit or otherwise prejudice in any way the Security Agent's or Secured Parties'
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rights to foreclosure under the Collateral Security Documents or to enforce the Security Agent's and the Secured Parties' other rights or remedies under the Collateral Security Documents; nor shall such limitation of liability apply to the Pledgor if and to the extent that Pledgor commits fraud or wilful misrepresentation.


ARTICLE II

REPRESENTATIONS AND WARRANTIES

                The Pledgor makes the following representations and warranties, each of which shall survive the execution and delivery of this
Agreement:

                SECTION 2.1 Organization; Power and Authorization; Enforceable Obligations.

                (a) The Pledgor is a voluntary association, created pursuant to an Agreement and Declaration of Trust, dated January 2, 1926 (as amended, modified or supplemented from time to time, the "Trust Agreement"), is duly authorized and existing in good standing under the laws of the Commonwealth of Massachusetts and is duly registered as a public utility holding company under PUHCA. The Pledgor has full power and authority and the legal right to conduct its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Agreement and to take all actions necessary to complete the transactions contemplated by this Agreement. The Pledgor has taken all necessary action to authorize the transactions contemplated hereby on the terms and conditions of this Agreement, and to authorize the execution, delivery and performance of this Agreement.

                (b) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by limitation upon the availability of equitable remedies.

                SECTION 2.2 No Legal Bar. The execution, delivery and performance of this Agreement will not violate or conflict with, or result in a breach of the terms or conditions of, any Requirement of Law applicable to, any Contractual Obligation of, or the Trust Agreement or other organizational documents of, the Pledgor. The execution, delivery and performance of this Agreement will not result in, or require the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Requirement of Law or Contractual Obligation, except for the Liens created or permitted by this Agreement. No approvals or consents of any trustee or any holder of any indebtedness of the Pledgor are required in connection with the execution, delivery and performance by the Pledgor of this Agreement, except such approvals or consents as have been duly obtained and are in full force and effect.

                SECTION 2.3 Governmental Approval. No Governmental Approvals or other consents or approvals are required to be obtained by the Pledgor in connection with the execution, delivery and performance of this Agreement or the taking of any action by the Pledgor contemplated hereby, other than the approval by the Securities and Exchange Commission, required under PUHCA for the Corporation and Pledgor to enter into the transactions contemplated by the Basic Documents, which has been duly obtained, is in full force and effect, final and not subject to appeal.

                SECTION 2.4 Litigation. No litigation, investigation or proceeding of or before, or inquiry by, any arbitrator or Governmental Authority is pending, and no such litigation, investigation, proceeding or inquiry is, to the best knowledge of the Pledgor, threatened against or in a manner affecting the Pledgor, or against or in a manner affecting any of its properties, rights, revenues or assets, which in any such case, could reasonably be expected to have a material adverse effect upon the ability of the Pledgor to perform its obligations under this Agreement.

                SECTION 2.5 Pledged Shares Authorized. The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

                SECTION 2.6 Complete Ownership. The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of the Corporation. The Corporation's equity and voting interests in the Partnerships as general partner constitute 100% of the Pledgor's (indirect) equity and voting interests in the Partnerships. The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement.
Schedule I truly and accurately sets forth the number of the issued and outstanding shares of the Corporation's capital stock.

                SECTION 2.7 Control. The Pledgor has actual and effective control over the Corporation, its wholly-owned Subsidiary.

                SECTION 2.8 First Lien. The pledge of the Pledged Shares pursuant to this Agreement and delivery thereof to the Security Agent in New York creates a valid and perfected first priority security interest therein, securing the payment of the Obligations.

                SECTION 2.9 Margin Stock. None of the Pledged Shares constitutes "margin stock," as such term is defined in Regulation U and Regulation G of the Board of Governors of the Federal Reserve System.

                SECTION 2.10 No Default. The Pledgor is not in breach of any of the terms or provisions of and no default exists under, this Agreement. The Corporation is not in breach of any of the terms or provisions of the Partnership Agreements. The Pledgor is not in breach of any of the terms or provisions of any Contractual Obligation or Requirement of Law which breach could reasonable by expected to have a material adverse effect upon the ability of the Pledgor to perform its obligations under this Agreement.

                SECTION 2.11 Financial Statements. The Pledgor has furnished the Noteholders with the following financial statements, identified by a principal financial officer of the Pledgor: (i) a consolidated balance sheet of the Pledgor and its Subsidiaries as at December 31, 1994, and consolidated statements of income, stockholders' equity and cash flows of the Pledgor and its Subsidiaries for such year, all audited by Coopers & Lybrand, L.L.P.; and
(ii) an unaudited consolidated balance sheet of the Pledgor and its Subsidiaries as at September 30, 1995, and unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, prepared by the Pledgor. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Pledgor and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Pledgor and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity (if any) and cash flows fairly present the results of the operations of the Pledgor and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Pledgor and its Subsidiaries taken as a whole since September 30, 1995.

                SECTION 2.12 Investment Company; Investment Adviser. The Pledgor is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of

1940, as amended. The Pledgor is not an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

                SECTION 2.13 Public Utility Status. Neither the Security Agent nor any of the Secured Parties will solely by reason of (a) the ownership interest of the Pledgor in the Corporation, (b) the purchasing of the Notes; (c) the securing of the Obligations by Liens on the Pledged Collateral or (d) any other transaction contemplated by this Agreement or any of the other Basic Documents, be deemed by any Governmental Authority to be, or to be subject to regulation as (i) an "electric utility", "electric corporation", "electrical company", "public utility" or "public utility holding company" under existing law, rule or regulation of any Governmental Authority, or (ii) an "affiliate" of a public utility holding company as such terms are defined in the PUHCA. Neither the Security Agent nor any of the Secured Parties will, by reason of its or their ownership of the Pledged Collateral upon the exercise of their remedies hereunder and under the other Basic Documents, nor by reason of its or their exercise of other remedies thereunder, be deemed by any Governmental Authority to be (i) subject to financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under any existing law, rule or regulation of any Governmental Authority, or (ii) an "affiliate of a public utility holding company as such terms are defined in PUHCA; provided that to the extent that the Security Agent or the Noteholders exercise their remedies under the Stock Pledge to foreclose under the shares of stock pledged thereunder and become the owner or owners of such shares of stock, then unless the Company shall at such time be an "Exempt Wholesale Generator" pursuant to Section 32 of PUHCA or shall control less than ten percent of the aggregate voting rights in either of the Partnerships, the Security Agent and the Noteholders may have to make certain filings with the Federal Energy Regulation Commission and/or the Securities and Exchange Commission to avoid becoming subject to regulation as an "electric utility" or an "affiliate" of a public utility holding company as such terms are defined in PUHCA.


ARTICLE III

COVENANTS

                So long as the Obligations remain outstanding, the Pledgor covenants and agrees with the Security Agent, and the Secured Parties as follows:

                SECTION 3.1  Transfers and Other Liens; Additional Shares.

                (a) The Pledgor will not sell, transfer, convey or otherwise dispose of, grant any option with respect to, or pledge any of the Pledged Collateral (except in a transaction permitted by Section 3.12) at any time, nor create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, other than the Lien created pursuant to this Agreement.

                (b) The Pledgor will not, without the prior written consent of the Security Agent, consent to or approve the cancellation of any of the Pledged Shares or the creation or authorization of any ownership interest in the Corporation other than the interests in existence on the date hereof.

                SECTION 3.2 Defense of Pledged Collateral. The Pledgor warrants and will defend the Security Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person.

                SECTION 3.3 No Consent to Dispositions of Pledged Interest. The Pledgor shall not consent to or permit to exist any sale, transfer, exchange, assignment, pledge or other disposition of the Pledged Collateral or of any other interest in the Corporation.

                SECTION 3.4 Governing Documents. The Pledgor shall not amend or modify, or permit the amendment or modification of, any provision of the articles of incorporation, by-laws or other organizational documents of the Corporation or the Corporation's Contractual Obligations or any agreement relating to the articles of incorporation, by-laws or other organizational documents of the Corporation or the Corporation's Contractual Obligations without the express written consent of the Required Holder(s).

                SECTION 3.5 Taxes. The Pledgor shall before delinquency pay and discharge or cause to be paid and discharged all Taxes imposed upon the Pledgor or upon its income or profits and all claims, levies or liabilities (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable or, if unpaid, might become a Lien (other than a Permitted Lien) upon the Pledged Collateral, or upon any part thereof; provided that the Pledgor shall not be required to pay any such Tax, claim, levy or liability if (a) the validity or amount thereof shall currently be diligently contested in good faith by appropriate proceedings timely instituted, (b) the Pledgor sets aside on its books adequate reserves with respect to the contested items in accordance with generally accepted accounting principles, (c) during the period of such contest, the enforcement of any contested item is effectively stayed, and (d) such contest does not involve material risk of the sale, forfeiture or loss of any of the Pledged Collateral. The Pledgor shall promptly pay or cause to be paid any valid, final judgment enforcing any such Tax, claim, levy or liability and cause the same to be satisfied of record.

                SECTION 3.6 Change of Name; Address. The Pledgor shall not change its name or address except on 60 days' prior written notice to the Security Agent and upon the filing of additional UCC financing statements (if deemed necessary by the Required Holder(s)) which reflect the name and/or address change.

                SECTION 3.7 Financial Statements. The Pledgor covenants that it will deliver to the Security Agent with sufficient copies for each Noteholder in duplicate or upon the election of the Required Holder(s), to the Noteholders in duplicate without a copy to the Security Agent:

                (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, unaudited consolidated statements of income and cash flows of the Pledgor and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and an unaudited consolidated balance sheet of the Pledgor and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Pledgor, subject to changes resulting from year-end adjustments;

                (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of income, cash flows and stockholders' equity of the Pledgor and its Subsidiaries for such year, and a balance sheet of the Pledgor and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and reported on by independent public accountants of recognized national standing selected by the Pledgor, whose report shall be of substantially the same scope as the audited financials for fiscal year 1994 provided to the Noteholders, and in accordance with generally accepted auditing standards and satisfactory in substance to the Required Holder(s) and certified by an authorized financial officer of the Pledgor;

                (iii) promptly upon the filing thereof with the Securities and Exchange Commission, a copy of each Report on Form 8-K of the Pledgor; and

                (iv) with reasonable promptness, such other financial data and other information with respect to the Pledgor, the Corporation or either of the Partnerships as the Security Agent or any Secured Party may reasonably request.

                SECTION 3.8 Maintenance of Existence, etc. The Pledgor will at all times preserve and maintain in full force and effect (i) its existence as a voluntary association under the laws of the Commonwealth of Massachusetts and (ii) all of its rights, privileges and franchises necessary for the ownership of its interest in the Corporation.

                SECTION 3.9 Performance of Obligations. The Pledgor will duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed under the Basic Documents.

                SECTION 3.10 Inspection of Property, Books and Records; Discussions. The Pledgor will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities throughout the periods involved. The Pledgor shall permit representatives of the Security Agent and any Secured Party to visit and inspect its properties, to examine its books of record and account and to make copies thereof and discuss its affairs, finances and accounts with its principal officers and independent accountants, all at such times during business hours and at such intervals as the Security Agent or such Secured Party may reasonably request.

                SECTION 3.11 Compliance with Laws, Contractual Obligations, etc. The Pledgor will comply with all Requirements of Law and all Contractual Obligations, and will from time to time obtain and comply with all Governmental Approvals and other consents and approvals as shall now or hereafter be necessary or desirable in connection with the ownership of its interest in the Corporation, the failure of which could reasonably be expected to have a material adverse effect upon the Pledgor or its ability to perform its Contractual Obligations.

                SECTION 3.12 Merger, Sale of Assets. The Pledgor will not merge into or consolidate with any other Person, change its form of organization or the scope or nature of its business or business objectives, or liquidate or dissolve itself (or suffer any such liquidation or dissolution), or sell, lease, transfer or otherwise dispose of all or any substantial portion of its assets unless in connection therewith the surviving or successor entity expressly acknowledges in writing the continuing validity of this Agreement and, in such written acknowledgment, expressly assumes the obligations of the Pledgor and the enforceability of such obligations against such surviving entity or successor.

                SECTION 3.13 Continuation Statements. The Pledgor will, from time to time, at its own expense, promptly prepare, execute and deliver any additional instruments or documents and take all additional action that, in the opinion of the Noteholders, may be necessary or reasonably desirable in order to preserve, protect and maintain the security interest in the Pledged Collateral granted or purported to be granted hereby.

ARTICLE IV

POWER OF ATTORNEY

                SECTION 4.1 Security Agent As Attorney-in-Fact. The Pledgor does hereby make, constitute and appoint the Security Agent, and any collateral agent or officer of the Security Agent, with full power of substitution, as the Pledgor's attorney-in-fact, with full power and authority, in its own name or in the name, place and stead of the Pledgor, or otherwise upon the occurrence of an Event of Default, (a) to exercise all voting, consent, managerial and other rights related to the Pledged Collateral, including, without limitation, any right to manage the operations and the business and affairs of the Corporation, and (b) at any time and from time to time, generally to do, at the Security Agent's request and the Pledgor's expense, all acts and things which the Security Agent and/or the Required Holder(s) deems necessary or advisable to accomplish the purposes of this Agreement including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any payment or other dividend in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, all as fully and effectually as the Pledgor might or could do; and the Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. Any attempted revocation of the powers of attorney granted herein shall be null and void. There are no conditions or requirements imposed on the Security Agent's exercise of the powers of attorney other than as set forth herein.

                SECTION 4.2 Right to Perform. If an Event of Default shall have occurred and be continuing, the Security Agent and/or any Secured Party may itself perform, or cause performance of, any agreement contained herein, and the expenses of the Security Agent, and Secured Party or such other performing party incurred in connection therewith shall be payable by the Pledgor; provided, however, that the Security Agent shall have no obligation to perform or cause performance of any of the Pledgor's obligations under any provision of this Agreement, including without limitation, Article V hereof.

                SECTION 4.3 Reasonable Care. The Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Security Agent accords its own property, it being understood that neither the Security Agent nor any Secured Party shall have responsibility for taking any steps to preserve rights against any parties with respect to the Pledged Collateral. The powers conferred on the Security Agent hereunder shall not impose any duty on the Security Agent to exercise such powers.


ARTICLE V

REMEDIES

                SECTION 5.1 Substitution for Pledgor. If an Event of Default shall have occurred and be continuing, then, in addition to any other rights and remedies provided for herein or otherwise available to it, the Security Agent may exercise the powers of attorney set forth in Section 4.1 of this Agreement and manage (or designate another Person to manage) the operations, business and affairs of the Corporation.

                SECTION 5.2 Sale of Pledged Collateral. If an Event of Default shall have occurred and be continuing, then, in addition to any other rights and remedies provided for herein or otherwise available to it, the Security Agent may without any further demand, advertisement or notice

(except as expressly provided in this Section 5.2), exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction (whether or not the Uniform Commercial Code applies to the Pledged Collateral), and in addition may sell, give an option or options to purchase, contract to sell or otherwise dispose of the Pledged Collateral, or any part thereof, as hereinafter provided and may sell, lease, finance, refinance, mortgage or convey the Pledged Collateral. The Pledged Collateral may so be sold or otherwise disposed of in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Security Agent, at any exchange or broker's board or at the Security Agent's place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and at such price or prices and on such terms (including, without limitation, a requirement that any purchase of all or any part of the Pledged Collateral for investment be without any intention to make a distribution thereof) as the Security Agent shall, in its sole discretion, deem appropriate. Any Secured Party may be the purchaser of any or all of the Pledged Collateral so sold at a public sale and thereafter hold the same, absolutely free from any right or claim of whatsoever kind and the obligations of the Pledgor to such purchaser may be applied as a credit against the purchase price. The Security Agent may in its sole discretion, at any such sale, restrict the prospective bidders or purchasers as to their number, nature of business and investment intention. Upon any such sale, the Security Agent shall have the right to deliver, assign and transfer to the purchaser thereof (including any Secured Party) the Pledged Collateral so sold. Each purchaser (including any Secured Party) at any such sale shall hold the Pledged Collateral so sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor. The Security Agent shall give the Pledgor at least ten days' notice (which the Pledgor agrees is reasonable notification within the meaning of Section 9-504(c) of the Uniform Commercial Code of the State of New York or its equivalent in the Uniform Commercial Code of any other relevant jurisdiction) of any such public or private sale. Such notice shall state the time and place fixed for any public sale and the time after which any private sale is to be made. Any such public sale shall be held at such time or times within ordinary business hours as the Security Agent shall fix in the notice of such sale. At any such sale the Pledged Collateral may be sold in one lot as an entirety or in separate parcels. The Security Agent shall not be obligated to make any sale pursuant to any such notice. The Security Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by the Security Agent until the full selling price is paid by the purchaser thereof, but the Security Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold, and, in case of any such failure, such Pledged Collateral may again be sold pursuant to the provisions hereof.

                SECTION 5.3 Conveyances. The Security Agent may as attorney-in-fact pursuant to Section 4.1 hereof, in the name and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Pledged Collateral sold pursuant to Section 5.2 hereof, and the Pledgor hereby ratifies and confirms all that the Security Agent, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Pledgor shall, if so requested by the Security Agent, ratify and confirm any sale or sales by executing and delivering to the Security Agent, or to such purchaser or purchasers, all such instruments as may, in the judgment of the Security Agent, be advisable for the purpose.

                SECTION 5.4 Application of Proceeds. All cash proceeds received by the Security Agent in respect of any sale or lease of, collection from, or other realization upon all or any part of the Pledged Collateral may be held by the Security Agent as collateral for the Obligations and/or applied to the payment of the Obligations, as directed by the Required Holder(s). Any surplus of such cash proceeds held by the Security Agent and remaining after payment in full of the Obligations shall be paid over to the Pledgor or whomsoever the Security Agent shall determine to be lawfully entitled thereto.

                SECTION 5.5 Discharge of Purchaser. The receipt by the Security Agent of the purchase money paid at any such sale made by it shall be a sufficient discharge therefor, sold as aforesaid; and no purchaser (or representative or assign of any purchaser), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

                SECTION 5.6 No Liability. Neither the Security Agent nor any Secured Party shall incur any liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Pledgor hereby waives, to the full extent permitted by applicable law, all claims, damages and demands against the Security Agent and any Secured Party arising out of the repossession, retention or sale of the Pledged Collateral, including, without limitation, any claims against the Security Agent and any Secured Party, arising by reason of the fact that the price at which the Pledged Collateral, or any part thereof, were sold was less than may have been obtained at a public sale or was less than the aggregate amount of the Obligations so long as such sale shall have been conducted in accordance with this Agreement.

                SECTION 5.7 Remedies Cumulative. Each and every right and remedy of the Security Agent shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under any other Basic Document or any other document now or hereafter existing at law or in equity or by statute.


ARTICLE VI

ADDITIONAL RIGHTS OF THE SECURITY AGENT

                If the Security Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 5.2, the Pledgor shall, upon request of the Security Agent, at its own expense do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with any Requirement of Law.


ARTICLE VII

INDEMNIFICATION

                The Pledgor shall indemnify each of the Security Agent and the Secured Parties from and against any and all claims, losses and liabilities growing out of or resulting from the failure by the Pledgor to perform or observe any of the provisions hereof including, without limitation, (a) the sale of, collection from, or other realization upon, the Pledged Collateral, or any part thereof, in connection with such failure, or (b) the exercise or enforcement of any of the rights of the Security Agent or any Secured Party hereunder, except for claims, losses or liabilities resulting from such party's gross negligence or willful misconduct. The indemnity obligations of the Pledgor contained in this Article VII shall continue in full force and effect notwithstanding the full payment of the Obligations and the discharge thereof. The Pledgor will upon demand pay to the Security Agent, or any Secured Party the amount of any and all reasonable expenses, including the fees and expenses of its and their respective counsel and of any experts and agents, which such party may incur in connection with the failure by the Pledgor to perform or observe any of the provisions hereof, including, without limitation, (a) the sale of, collection from, or other realization upon, the Pledged Collateral, or any part thereof, in connection with such failure, or
(b) the exercise or enforcement of any of the rights of the Security Agent, or any Secured Party hereunder.

                If any obligation of the Pledgor arising under this Article VII shall be prohibited or unenforceable in any jurisdiction, then, as to such jurisdiction, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.


ARTICLE VIII

WAIVER

                To the fullest extent it may lawfully so agree, the Pledgor agrees that it will not at any time insist upon, claim, plead, or take any benefit or advantage of any appraisement, valuation, stay, extension, moratorium, redemption or similar law now or hereafter in force in order to prevent, delay or hinder the enforcement hereof or the absolute sale of any part of the Pledged Collateral; the Pledgor for itself and all who claim through it, so far as it or they now or hereafter lawfully may do so, hereby waives the benefit of all such laws, and all right to have the Pledged Collateral marshaled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Pledged Collateral as an entirety. Without limiting the generality of the foregoing, the Pledgor hereby (a) authorizes the Security Agent, for the benefit of the Secured Parties, in its sole discretion and without notice to or demand upon the Pledgor and without otherwise affecting the obligations of the Pledgor hereunder, from time to time to take and hold other collateral for payment of any Obligations, or any part thereof, and to exchange, enforce or release such other collateral or any part thereof, and to accept and hold any endorsement or guarantee of payment of the Obligations or any part thereof, and to release or substitute any endorser or guarantor or any other person granting security for or in any other way obligated upon any Obligations or any part thereof and (b) waives and releases any and all right to require the Security Agent or any Secured Party to collect any of the Obligations from any specific item or items of the Pledged Collateral or from any other party liable as guarantor or in any other manner in respect of any of the Obligations or from any collateral for any of the Obligations.


ARTICLE IX

TERMINATION

                Except as provided in Article VII hereof, this Agreement shall terminate upon the receipt by the Security Agent of evidence reasonably satisfactory to it and the Required Holder(s) of the full and indefeasible payment (or prepayment) and performance of all Obligations, including the principal of and the premium, if any, and interest on all such Obligations.
At the time of such termination, the Security Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor such of the Pledged Collateral as has not yet theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Security Agent or any Secured Party hereunder on account of the Pledged Collateral and not otherwise applied to the payment of the Obligations.

ARTICLE X

MISCELLANEOUS

                SECTION 10.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgor, the Security Agent and the Secured Parties, all future holders of any of the Notes and their respective successors and assigns. Except as set forth in Section 3.12 the Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all of the Noteholders. Any Secured Party may at any time assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Pledgor but only concurrently with and in accordance with an assignment by such Secured Party under the Note Agreement.

                SECTION 10.2 Notices. All notices, demands, requests and other communications provided for hereunder shall be in writing and shall be deemed to have been given (a) when presented personally, (b) when transmitted by telex to the number specified below and the proper answer back is received,
(c) if sent by overnight courier service, on the Business Day following the date of delivery to such courier service, or such later day as demonstrated by a bona fide receipt therefor, or (d) if sent by the United States Postal Service, postage prepaid, registered or certified, return receipt requested, on the date received, addressed to the respective party, as the case may be, at the following address, or such other address as any party may from time to time designate by written notice to the others as herein required. Transmission by telecopy at the numbers provided below shall constitute provision of notice under this Agreement only if receipt thereof is acknowledged by the recipient.

Security Agent:  _____________________
                         _____________________
                         _____________________



Pledgor:                 New England Electric System
                         25 Research Drive
                         Westborough, Massachusetts  01582
                         Attention:  Treasurer


                SECTION 10.3 Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                SECTION 10.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF SUCH STATE).

                SECTION 10.5 No Waiver. Failure by the Security Agent or any of the Secured Parties to exercise, or any delay in exercising, any right, remedy, power or privilege any of them has under this Agreement, or any course of dealing between the Pledgor and the Security Agent or the Secured Parties, shall not operate as a waiver of any such right, remedy, power or privilege. Neither shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of the same or of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                SECTION 10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such or any other provision in any other jurisdiction.

                SECTION 10.7  Consent to Jurisdiction.

                (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY OF THE COLLATERAL SECURITY DOCUMENTS OR OTHER BASIC DOCUMENTS, OR OTHER DOCUMENTS OR TRANSACTIONS IN CONNECTION WITH OR RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE SECURITY AGENT, ANY SECURED PARTY OR THE PLEDGOR MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PLEDGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF THE PLEDGED COLLATERAL, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                (b) In the case of the courts of the State of New York or of the United States sitting in the City of New York, State of New York, the Pledgor hereby irrevocably designates, appoints and empowers C T Corporation System (the "Process Security Agent") (which has consented thereto) with offices on the date hereof at 1633 Broadway, New York, New York 10019, as agent to receive for and on behalf of the Pledgor service of process in the State of New York. The Pledgor further agrees that such service of process may be made on the Process Agent by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding on the Process Agent, or by any other method of service provided for under the applicable laws in effect in the County of New York, State of New York, and the Process Agent hereby is authorized and directed to accept such service for and on behalf of the Pledgor, and to admit service with respect thereto.

                (c) Upon service of process being made on the Process Agent as aforesaid, a copy of the summons and complaint or other legal process served shall be mailed by the Process Agent to the Pledgor by registered mail, return receipt requested, at his address referred to in Section 10.2 hereof, or to such other address as the Pledgor may notify the Process Agent in writing. Service upon the Process Agent as aforesaid shall be deemed to be personal service on the Pledgor and shall be legal and binding upon the Pledgor for all purposes, notwithstanding any failure of the Process Agent to mail copies of such legal process thereto, or any failure on the part of the Pledgor to receive the same.

                (d) The Pledgor agrees that it will at all times continuously maintain an agent to receive service of process in the County of New York on its behalf. In the event that for any reason the Process Agent or any successor thereto shall no longer serve as agent for the Pledgor to receive service of process in the County of New York on its behalf or shall have changed his address without notification thereof to the Process Agent, the Pledgor, immediately after having knowledge thereof, will irrevocably designate and appoint a substitute agent in the City of New York, New York and advise the Security Agent thereof.

                (e) Nothing contained in this section shall preclude the Security Agent or any Secured Party from bringing any legal suit, action or proceeding against the Pledgor in the courts of any jurisdiction where the Pledgor or any of his property or assets may be found or located. To the extent permitted by the applicable laws of any such jurisdiction, the Pledgor hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any court or courts which now or hereafter, by reason of his present or future domiciles, or otherwise, may be available to it.

                SECTION 10.8 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by Pledgor and the Security Agent (with the consent of the Required Holder(s)).


                IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.






                                        NEW ENGLAND ELECTRIC SYSTEM


    By:  __________________________
Name:
  Title:

_____________________

* The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.

                       SCHEDULE I TO STOCK PLEDGE AGREEMENT





                         Stock
                         Certificate         Par Value
Class of Stock           No(s).              of Shares         No. of Shares
_____________            ___________         _________         _____________

Receipt for Stock
Certificate



                ____________, as Security Agent, hereby acknowledges receipt of stock certificate No. ______ for shares of stock of Narragansett Energy Resources Company.


Dated:  _____________, 1995




                       ______________, as Security Agent



                                        By:  ______________________________
                                             Name:
                                             Title:

STOCK POWER

FOR VALUE RECEIVED, New England Electric Systems hereby sells, assigns and transfers unto ____________, as Security Agent for certain Secured Parties, shares of common stock of Narragansett Energy Resources Company, a Rhode Island corporation, standing in its name on the books of said Corporation
represented by Certificate No.    , attached hereto, and does hereby
irrevocably constitute and appoint [                 ] attorney to transfer
the said stock on the books of said Corporation with full power of substitution in the premises.

Dated:                    ,



NEW ENGLAND ELECTRIC SYSTEM*



By:  ____________________________________
          Name:
          Title






















_____________________

* The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.